Exhibit 99.1

                             Joint Filer Information

Names: Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC

IRS I.D. No.: 980338943 (Master Fund)           52-2291758 (Advisors)

Address: c/o First New York Securities, LLC
         850 Third Avenue, 8th Floor
         New York, New York 10022

Designated Filer:                               Joseph Edelman

Issuer and Ticker Symbol:                       Cypress Bioscience, Inc. (CYPB)

Date of Earliest Transaction (Month/Day/Year)   5/29/03

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Palatin Technologies, Inc.

PERCEPTIVE LIFE SCIENCES                             PERCEPTIVE ADVISORS LLC
MASTER FUND LTD.

By: Perceptive Advisors LLC, its investment
      advisor


By: /s/ Joseph Edelman                               By: /s/ Joseph Edelman
    -----------------------                              -----------------------
Name:  Joseph Edelman                                Name:  Joseph Edelman
Title: Managing Member                               Title: Managing Member